UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2011

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

On December 22, 2011, ZIOPHARM Oncology, Inc. (the “Company”) filed a complaint in Massachusetts Superior Court for Suffolk County (Case No. 11-4685) against Brian L. Hamilton, M.D., Ph.D., and Donna S. Cohen, former employees of the Company, requesting a declaration that (i) the Company did not wrongfully terminate Dr. Hamilton’s employment with the Company in May 2011 and (ii) the Company did not wrongfully terminate Ms. Cohen’s employment with the Company in October 2011. This legal action follows unsuccessful discussions with both Dr. Hamilton and Ms. Cohen regarding their respective allegations of wrongful termination against the Company.

Dr. Hamilton, a former consultant to the Company and most recently the Company’s former Senior Vice President, Medical Operations, was terminated for cause on May 17, 2011.  On September 8, 2011, Ms. Cohen, the Company’s former Director of Safety and Pharmacovigilance and the spouse of Dr. Hamilton, notified the Company that she believed she recently had experienced unwarranted “hostility” on the part of her immediate supervisor.  During the course of the following investigation by the Company into Ms. Cohen’s claim, the Company did not find evidence of unwarranted workplace hostility but did identify multiple serious deficiencies in her job performance warranting termination.  As a result, Ms. Cohen’s employment was terminated by the Company on October 11, 2011.

Since September 2011, Dr. Hamilton and Ms. Cohen have asserted, through joint legal counsel, that the Company’s termination of their employment was retaliatory in nature and demanded compensation.  The Company believes the allegations of both Dr. Hamilton and Ms. Cohen are wholly without merit and intends to vigorously defend its position, including through the filing of the complaint for declaratory judgment discussed above.

As a potentially related matter, on August 25, 2011, the Company received a letter from the U.S. Securities and Exchange Commission (the “SEC”), notifying the Company that the SEC was conducting an inquiry to determine whether any violations of federal securities laws had occurred with respect to the Company’s disclosure concerning its clinical studies of Palifosfamide (Zymafos® or ZIO-201).  The Company understands that the SEC inquiry was initiated based upon allegations made to the SEC by Dr. Hamilton following the termination of his employment by the Company in May 2011.  The Company has cooperated fully with the SEC inquiry and understands that the SEC is not seeking anything further from the Company in connection with the inquiry at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: December 22, 2011	By:	/s/ Richard Bagley
Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer